Exhibit 99.1
DREAMWORKS ANIMATION LOOKS EAST TO ESTABLISH
LEADING CHINA-FOCUSED FAMILY ENTERTAINMENT COMPANY

Joint Venture to Include China Media Capital, Shanghai Media Group and Shanghai Alliance Investment, Ltd.

Glendale, CA – February 17, 2012 – DreamWorks Animation SKG, Inc. (Nasdaq: DWA) today announced that it has agreed to form a joint venture with China Media Capital (CMC), with plans to include Shanghai Media Group (SMG) and Shanghai Alliance Investment, Ltd. (SAIL), to establish the leading China-focused family entertainment company.

Oriental DreamWorks will engage in the development and production of high-quality original Chinese animated and live action content for distribution both within China and to other territories around the globe. In addition to content creation, the joint venture will pursue business opportunities in the areas of live entertainment, theme parks, mobile, online, interactive games and consumer products.

“We are incredibly proud to establish Oriental DreamWorks alongside CMC, SMG and SAIL in this groundbreaking and historic alliance to create the leading Chinese-branded family entertainment company,” said DreamWorks Animation’s Chief Executive Officer, Jeffrey Katzenberg. “Together with our partners in China, we look forward to building a first-of-its-kind enterprise to locally conceive, produce and distribute high-quality creative content and family entertainment experiences – not only for the people of China but also for related export markets.”

“We share the same vision with DreamWorks Animation to build a world-class family entertainment company,” commented Ruigang Li, Chairman of China Media Capital. “By combining the expertise of CMC in investment and operation, SMG in media and entertainment management, SAIL in high-tech R&D, as well as DreamWorks Animation in creative processes, innovative technology and global network capabilities, Oriental DreamWorks will be in a unique position to create high-quality content and interactive entertainment products for China and international markets.”

The Chinese companies will hold a majority stake of approximately 55% in Oriental DreamWorks and DreamWorks Animation will hold approximately 45%. The enterprise will initially be capitalized with cash and intellectual property valued at $330 million. The joint venture plans to launch business operations in Shanghai later this year.

DreamWorks Animation has enjoyed a great track record of success at the box office in China, led by its blockbuster Kung Fu Panda franchise. Kung Fu Panda was the #1 animated film upon its release into China in 2008 and last year, Kung Fu Panda 2 became the highest-grossing animated film of all time in the region, grossing approximately $100 million.

About DreamWorks Animation
DreamWorks Animation creates high-quality entertainment, including CG animated feature films, television specials and series, live entertainment properties and online virtual worlds, meant for audiences around the world. The Company has world-class creative talent, a strong and experienced management team and advanced filmmaking technology and techniques. DreamWorks Animation has been named one of the “100 Best Companies to Work For” by FORTUNE® Magazine for four consecutive years. In 2012, DreamWorks Animation ranks #14 on the list. All of DreamWorks Animation’s feature films are now being produced in 3D. The Company has theatrically released a total of 23 animated feature films, including the franchise properties of Shrek, Madagascar, Kung Fu Panda and How to Train Your Dragon.

About China Media Capital
China Media Capital (CMC) is China’s first media sector focused fund dedicated to media and entertainment investments in China and internationally. Approved by China’s National Development and

Reform Commission (NDRC) for an initial fund size of RMB 5 billion, CMC’s prominent founding partners include China Development Bank (CDB), one of China’s largest financial institutions with registered capital of over RMB 300 billion and total assets of over RMB 5 trillion. CMC’s investment portfolio includes a controlling stake in News Corporation’s China assets, including TV channels – Star (Xing Kong), Star (Xing Kong) International and Channel V (China) – as well as the Fortune Star movie library, which is the largest movie library across Asia.

About Shanghai Media Group
The second largest media conglomerate in China, Shanghai Media Group (SMG) has the country’s most comprehensive portfolio of media-related businesses, including television (14 analog channels, 15 digital channels), radio (11 frequencies), print media (9 newspapers and magazines), new media (IPTV, mobile TV and Internet TV), home shopping, content distribution, performing arts, education and talent management. In addition to being China’s leader in delivering content and services in the traditional media sector, SMG has the country’s largest TV shopping outlet and dominant IPTV operation.

About Shanghai Alliance Investment, Ltd.
As an investment arm of the Shanghai municipal government, Shanghai Alliance Investment, Ltd. (SAIL), founded in 1994, has established itself as a leader in China’s high-tech and financial sector investment. The mission of SAIL is to deliver value for its shareholders as well as make contributions to China’s development by providing resources to innovative technology companies. SAIL’s target industries include financial service, TMT, life science, health care, and emerging low-carbon sectors such as clean energy, new material and eco-environment protection. Capitalizing on its distinctive local experience, extensive government networking, industry expertise and strategic insights, SAIL is recognized as a preferred Chinese partner for leading international corporations.

Caution Concerning Forward-Looking Statements
This document includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company's plans, prospects, strategies, proposals and our beliefs and expectations concerning performance of our current and future releases and anticipated talent, directors and storyline for our upcoming films and other projects, constitute forward-looking statements. These statements are based on current expectations, estimates, forecasts and projections about the industry in which we operate and management's beliefs and assumptions. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions which are difficult to predict. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive, technological and/or regulatory factors, and other risks and uncertainties affecting the operation of the business of DreamWorks Animation SKG, Inc. These risks and uncertainties include: audience acceptance of our films, our dependence on the success of a limited number of releases each year, the increasing cost of producing and marketing feature films, piracy of motion pictures, the effect of rapid technological change or alternative forms of entertainment and our need to protect our proprietary technology and enhance or develop new technology. In addition, due to the uncertainties and risks involved in the development and production of animated feature projects, the release dates for the projects described in this document may be delayed. The formation of the joint venture is subject to a variety of risks, including, without limitation, the requirement that the parties negotiate final definitive agreements and the impact of a change in governmental regulation in China on the business activities of the joint venture or the Company’s ownership and activities as a member of the joint venture. For a further list and description of such risks and uncertainties, see the reports filed by us with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our most recent quarterly reports on Form 10-Q. DreamWorks Animation is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.

Contacts:
Corporate Communications	Investor Relations
Shannon Olivas	(818) 695-3900
(818) 695-3658	ir@dreamworksanimation.com
Shannon.Olivas@dreamworks.com

China Media Capital
Hayman Tang
hmtang@chinamediacapital.com

# # #